SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2007

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey

0-19312

22-2822175

(State of other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

of incorporation)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K/A

Explanatory Note

This amendment to the Current Report on Form 8-K filed by Medarex, Inc. (“Medarex”) on May 22, 2007 (the “Form 8-K”) corrects an incorrect number in Medarex’s 2005 Equity Incentive Plan (the “Plan”), filed as Exhibit 10.1 to the Form 8-K. At the 2006 Annual Meeting of shareholders, the shareholders voted to increase the number of shares of common stock reserved for issuance under the Plan by 5,500,000 shares, increasing the total of 6,500,000 shares reserved under the Plan (subject to adjustment as provided in the Plan), to an aggregate total of 12,000,000 shares reserved under the Plan (subject to adjustment as provided in the Plan). As filed with the Form 8-K, the text of the Plan did not reflect this increase in the number of shares reserved.

All references to the Plan do not purport to be complete and are qualified in their entirety by the Plan itself, which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K/A:

Exhibit
Number	Description

99.1	Medarex, Inc. 2005 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: November 2, 2007	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Medarex, Inc. 2005 Equity Incentive Plan, as amended.